UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2008
SUPERIOR OFFSHORE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33412 (Commission File Number)	72-1264943 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3150
Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 910-1875
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a) On April 19, 2008, Superior Offshore International, Inc. (the “Company”) received a letter dated April 17, 2008 from The Nasdaq Stock Market stating that it has not received the Company’s Form 10-K for the period ended December 31, 2007 as required by Marketplace Rule 4310(c)(14), and that unless the Company requests an appeal, the Company’s common stock will be suspended from trading at the opening business on April 28th, 2008, and that a Form 25-NSE will be filed with the Securities and Exchange Commission (the “Commission”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.
     Marketplace Rule 4310(c)(14) requires issuers whose securities are traded on Nasdaq to file with Nasdaq copies of all reports and other documents filed or required to be filed with the Commission. The Company has not filed its Form 10-K for the year ended December 31, 2007.
     As of the date of this Report, the Company does not intend to appeal the determination of The Nasdaq Stock Market to suspend the Company’s common stock from trading or removing the Company’s common stock from registration on The Nasdaq Stock Market.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:

99.1	Press Release issued by Superior Offshore International, Inc. dated April 23, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OFFSHORE INTERNATIONAL, INC.
Dated: April 23, 2008	By:	/s/ E. Donald Terry
E. Donald Terry
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by Superior Offshore International, Inc. dated April 23, 2008